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                                                                    EXHIBIT 21.1


                           REPUBLIC INDUSTRIES, INC.

                       SUBSIDIARIES AS OF MARCH 26, 1996


Subsidiary(1)                               State of Incorporation            Additional Business Names
----------                                 ----------------------            -------------------------
Republic Waste Management Co. (2)          Delaware                          None

Hudson Management                          Florida                           None
 Corporation(3)

The Denver Fire Reporter &                 Colorado                          Denver Burglar Alarm, Inc.
  Protective Co.                                                             Denver Burglar Alarm Company
                                                                             Denver Burglar Alarm Products, Inc.



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(1)  Omits 41 and 23 direct subsidiaries of Republic Industries, Inc. operating in the United States in the solid waste and electronic security services industries, respectively.

(2) Omits 24 direct subsidiaries operating in the United States in the solid waste industry.

(3) Omits 9 direct subsidiaries operating in the United States in the solid waste industry.